UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 18, 2017 (July 14, 2017)

Teladoc, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37477	04-3705970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Manhattanville Road, Suite 203, Purchase, New York, 10577

(Address of principal executive offices)    (Zip Code)

(203) 635-2002

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

As previously announced, on June 19, 2017, Teladoc, Inc. (the “Company”) and Barolo Acquisition Corp., a wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Best Doctors Holdings, Inc. (“BDHI”), Shareholder Representative Services LLC (“SRS”), in its capacity as the Stockholder Representative thereunder, BBH Capital Partners IV, L.P. and BBH Capital partners QP IV, L.P., pursuant to which the Company agreed to acquire BDHI.

On July 14, 2017 (the “Closing Date”), the Company, BDHI and SRS entered into an amendment to the Merger Agreement (the “Amendment”), pursuant to which the Company agreed to pay to the former holders of capital stock of BDHI and options to purchase capital stock of BDHI (collectively, the “Equityholders”), as additional consideration in connection with the acquisition, any amount of an earn out payment (net of taxes and certain costs) that a wholly owned subsidiary of BDHI, Best Doctors, Inc., may receive in 2019 in connection with the sale by Best Doctors, Inc. of an insurance business in 2015.

In addition, on the Closing Date, the Company entered into the Credit Facilities (as defined below). The information set forth in Item 2.03 below with respect to the Credit Facilities is incorporated herein by reference.

The description of the Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 2.1 hereto. The Amendment and the above description have been included to provide investors with information regarding the terms of the Amendment. It is not intended to provide any other factual information about the Company or any other parties to the Amendment or their respective affiliates or equityholders.

Item 1.02 Termination of a Material Definitive Agreement.

On July 13, 2017, the Company terminated all commitments and repaid all amounts outstanding under (i) the Credit Agreement, dated as of July 11, 2016 (as amended, restated, or otherwise modified from time to time) by and among the Company, Teladoc Physicians, P.A., Compile, Inc., Stat Health, LLC, HY Holdings, Inc. and Silicon Valley Bank and (ii) the Amended and Restated Loan and Security Agreement originally dated May 2, 2014 (as amended, restated, or otherwise modified from time to time) by and between the Company, Teladoc Physicians, P.A., Compile, Inc., Stat Health, LLC, HY Holdings, Inc. and Silicon Valley Bank.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed its acquisition of BDHI pursuant to the Merger Agreement.  At the closing of the acquisition, Merger Sub was merged with and into BDHI (the “Merger”), with BDHI continuing as the surviving corporation and a direct, wholly owned subsidiary of the Company.  As a result of the Merger, former Equityholders are entitled to receive a pro rata share of (a) $375 million in cash, as adjusted for, among other things, the amount of cash, debt and working capital in the business at July 14, 2017, and (b) 1,855,078 shares of common stock of the Company, with an aggregate value of approximately $65 million, based on an agreed per share price of $35.04 per share (the “Shares”).

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On the Closing Date, the Company entered into a credit agreement (the “Credit Facilities”), by and among the Company, as borrower, the financial institutions listed therein as Lenders (the “Lenders”), and Jefferies Finance LLC, as administrative agent and collateral agent for the Lenders.

The Credit Facilities provides for a $175 million term loan facility (the “Term Loans”) and a $10 million revolving credit facility (the “Revolving Loans”), of which up to an aggregate principal amount of $5 million will be available for letters of credit. The Credit Facilities allow for an increase in the aggregate amount of the commitments thereunder from time to time in an aggregate amount for all such increases not to exceed $50 million, plus an unlimited amount so long as the Company’s first lien leverage ratio is less than or equal to 4.00:1.00, subject to certain conditions set forth in the Credit Facilities. The existing Lenders under the Credit Facilities will be entitled, but not obligated, to provide the incremental commitments.

The Term Loans and any Revolving Loans bear interest, at the Company’s option, at variable rates based on (a) a customary base rate (with a floor of 2.00%) plus an applicable margin of 6.25% or (b) an adjusted LIBOR rate (with a floor of 1.00%) for the interest period relevant to such borrowing plus an applicable margin of 7.25%.

The Term Loans mature on the fifth anniversary of the Closing Date, and any Revolving Loans mature on the third anniversary of the Closing Date. In addition, annual amortization of the Term Loans will be required in an amount equal to 1.0% of the initial aggregate principal amount of the Term Loans, and are payable quarterly, with the balance due on the date the Term Loans mature.

If at any time the aggregate amount of outstanding Revolving Loans, unreimbursed letter of credit drawings and undrawn letters of credit under the revolving credit facility exceeds the aggregate commitments under the revolving credit facility, then the Company will be required to repay outstanding Revolving Loans and/or cash collateralize letters of credit in an aggregate amount equal to such excess. In addition, the Company will be required to repay outstanding Term Loans with the proceeds from (a) certain debt issuances, (b) certain asset sales, (c) insurance recovery and condemnation events and (d) between 0% and 50% of annual excess cash flow (depending on the Company’s first lien leverage ratio), in each case, subject to customary exceptions. Voluntary prepayments and mandatory prepayments following or in connection with any change in control or following any acceleration of the Term Loans are subject to a 3% prepayment premium if made prior to the first anniversary of the Closing Date, a 2% prepayment premium if made on or after the first anniversary of the Closing Date, but prior to the second anniversary of the Closing Date, and a 1% prepayment premium if made on or after the second anniversary, but prior to the third anniversary of the Closing Date.

The obligations under the Credit Facilities and any swap obligations owing to a Lender (or an affiliate of a Lender) thereunder are guaranteed by the Company and each direct or indirect wholly owned material domestic subsidiary (whether owned on the Closing Date or formed or acquired thereafter) of the Company (other than certain excluded subsidiaries) (the Company and the guarantors, collectively, the “Credit Parties”). The obligations under the Credit Facilities and certain swap obligations are secured, subject to customary permitted liens and other agreed-upon exceptions, by a perfected security interest in (i) all tangible and intangible assets of the Credit Parties, except for certain customary excluded assets, and (ii) all of the capital stock owned by the Credit Parties (limited, in the case of the stock of certain non-U.S. subsidiaries of the Credit Parties and certain domestic subsidiaries with no material assets other than the equity interests of one or more foreign subsidiaries, to 65% of the capital stock of such subsidiaries).

The Credit Facilities contain customary affirmative covenants for transactions of this type and other affirmative covenants agreed to by the parties, including, among others, the provision of annual and quarterly financial statements and compliance certificates, maintenance of property, insurance, compliance with laws and environmental matters. The Credit Facilities contain customary negative covenants, including, among others, restrictions on the incurrence of indebtedness, granting of liens, making investments and acquisitions, paying dividends, repurchases of equity interests in the Company, entering into affiliate transactions and asset sales. The Credit Facilities contain financial covenants that require the Company to maintain minimum Liquidity (as defined in the Credit Facilities) of $15 million and minimum revenue growth on a trailing 12-month basis of at least 10% for each fiscal quarter. The Credit Facilities also provide for a number of customary events of default, including, among others: failure to make a payment of principal or any premium when due, or failure to make an interest or other payment within five business days of the due date; bankruptcy or other specified insolvency event, failure to comply with covenants; breach of representations or warranties; defaults under certain other obligations of the Company or its subsidiaries relating to indebtedness or the occurrence of an early termination event under a swap agreement resulting in liability to the Company or any of its subsidiaries above a certain threshold; impairment of any lien on any material portion of the Collateral (as defined in the Credit Facilities); failure of any material provision of the Credit Facilities or any guaranty to remain in full force and effect; a change of control of the Company; and judgment defaults. Under certain circumstances, a default interest rate will apply on all overdue obligations under the Credit Facilities at a per annum rate equal to 2.00% above the applicable interest rate for any overdue principal and 2.00% above the rate applicable for base rate loans for any other overdue amounts. The occurrence of an event of default could result in the acceleration of obligations under the Credit Facilities.

The description of the Credit Facilities set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Facilities, a copy of which is filed as Exhibit 10.1 hereto. The Credit Facilities and the above description have been included to provide investors with information regarding the terms of the Credit Facilities. It is not intended to provide any other factual information about the Company or any other parties to the Credit Facilities or their respective affiliates or equityholders.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, the Company issued the Shares at the closing of the acquisition.  The issuance of the Shares was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) and Rule 506 promulgated under Regulation D under the Securities Act.

This filing does not constitute an offer to sell or the solicitation of an offer to buy any securities. The Shares were issued in a private placement pursuant to the terms of the Merger Agreement, and may only be offered or sold pursuant to an effective registration statement or an exemption from registration under the Securities Act.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on July 17, 2017 announcing the completion of the acquisition of BDHI. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
The following exhibits are filed as part of this report:

2.1	Amendment to Agreement and Plan of Merger, dated as of July 14, 2017, by and among Teladoc, Inc., Best Doctors Holdings, Inc. and Shareholder Representative Services LLC, as stockholder representative

10.1

Credit Agreement, dated as of July 14, 2017, by and among Teladoc, Inc., as Borrower, the Lenders from time to time party thereto, Jefferies Finance LLC, as Administrative Agent and Collateral Agent, and Jefferies Finance LLC, as Sole Lead Arranger and Bookrunner

The following exhibits are furnished as part of this report:

99.1	Press Release issued by Teladoc, Inc., dated July 17, 2017

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 concerning the Company, BDHI, the acquisition of BDHI and other matters. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the acquisition of BDHI, future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the control of the Company and BDHI. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) risks related to the acquisition of BDHI, including integration risks, exposure to international operations and failure to achieve the anticipated benefits of the acquisition; (ii) changes in laws and regulations applicable to our business model; (iii) changes in market conditions and receptivity to our services and offerings; (iv) results of litigation; (v) the loss of one or more key clients; and (vi) changes to our abilities to recruit and retain qualified providers into our network. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Any forward-looking statement made by us in this Current Report on Form 8-K is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELADOC, INC.

Date:	July 18, 2017	By:	/s/ Adam C. Vandervoort
		Name:	Adam C. Vandervoort
		Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
The following exhibits are filed as part of this report:

2.1	Amendment to Agreement and Plan of Merger, dated as of July 14, 2017, by and among Teladoc, Inc., Best Doctors Holdings, Inc. and Shareholder Representative Services LLC, as stockholder representative

10.1

Credit Agreement, dated as of July 14, 2017, by and among Teladoc, Inc., as Borrower, the Lenders from time to time party thereto, Jefferies Finance LLC, as Administrative Agent and Collateral Agent, and Jefferies Finance LLC, as Sole Lead Arranger and Bookrunner

The following exhibits are furnished as part of this report:

99.1	Press Release issued by Teladoc, Inc., dated July 17, 2017